POWER OF ATTORNEY

The undersigned, Donald C. Burke, Robert J. Genetski, Philip R. McLoughlin, Geraldine M. McNamara, Eileen A. Moran and David J. Vitale, Directors of DNP Select Income Fund Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc. (together, the “Funds”), hereby authorize Jennifer S. Fromm, David G. Grumhaus, Jr., Daniel J. Petrisko, Alan M. Meder and William J. Renahan or any of them, as attorney-in-fact, to sign on his or her behalf as director, the Registration Statement on Form N-14 for each Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 1st day of December, 2020.

/s/ Donald C. Burke
Name: Donald C. Burke

/s/ Robert J. Genetski
Name: Robert J. Genetski

/s/ Philip R. McLoughlin
Name: Philip R. McLoughlin

/s/ Geraldine M. McNamara
Name: Geraldine M. McNamara

/s/ Nathan I. Partain
Name: Nathan I. Partain

/s/ Eileen A. Moran
Name: Eileen A. Moran

/s/ David J. Vitale
Name: David J. Vitale